UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Micro Therapeutics, Inc.

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MICRO THERAPEUTICS, INC.

2 Goodyear

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2004

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

The 2004 annual meeting of stockholders of Micro Therapeutics, Inc. (the “Company”), will be held at 2 Goodyear, Irvine, California 92618 on May 20, 2004, at 10:00 a.m., for the following purposes as more fully described in the accompanying proxy statement:

(1)	To elect the following seven nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

James Corbett	Richard D. Randall
Richard Emmitt	George Wallace
Dale A. Spencer	Thomas C. Wilder, III
Elizabeth Weatherman

(2)	To consider and vote upon a proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares thereunder by 250,000 shares, bringing the total number of shares issuable thereunder to 650,000;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 13, 2004 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Thomas C. Wilder, III

Chief Executive Officer and President

Irvine, California

April 26, 2004

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

MICRO THERAPEUTICS, INC.

2 Goodyear

Irvine, California 92618

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), for use at its 2004 annual meeting of stockholders to be held on May 20, 2004, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 28, 2004. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the nominees for election of directors named in this proxy statement, “for” the amendment to the Employee Stock Purchase Plan to increase the number of shares available thereunder by 250,000 and “for” the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

VOTING SECURITIES

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on the record date, April 13, 2004, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 41,427,671 shares of common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

Proposal One — Election of the director nominees named in this proxy statement — The seven (7) candidates receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal Two — Approval of the Amendment to the Employee Stock Purchase Plan — To be adopted, the amendment must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions will have the effect of votes against the proposal.

Proposal Three — Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors — To be ratified, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws, as amended, authorize a total of eight directors. Currently, there are seven members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

The names and certain information concerning the seven nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

The director nominees of the Company are as follows:

Name	Age	Position
James Corbett	46	Chairman of the Board of Directors
Richard Emmitt	59	Director
Dale A. Spencer	58	Director
Richard D. Randall	52	Director
George Wallace	45	Director
Elizabeth Weatherman	44	Director
Thomas C. Wilder, III	40	President, Chief Executive Officer and Director

Mr. Corbett became the Chairman of the Board of Directors of the Company in January 2002. He served as the Company’s President from April 2002 until September 2002 and as its Chief Executive Officer from April 2002 until October 2002. Since January 2004, he has served as the President and Chief Executive Officer of ev3 LLC, the parent company of Micro Investment LLC, which owns 58.57% of the Company’s outstanding common stock, and of ev3 Inc., a distributor of the Company’s products. From January 2002 through January 2004, he served as President of ev3 International, Inc., a wholly-owned subsidiary of ev3 Inc. and a distributor of the Company’s products, and Executive Vice President of ev3 Inc. From February 2001 to January 2002, he worked as an independent medical device consultant. From January 1999 to February 2001, Mr. Corbett was President and Chief

Executive Officer of Home Diagnostics, Inc., a medical device company. From 1992 to November 1998, he held a number of senior management positions with SciMed Life Systems, Inc. and subsequently, Boston Scientific, including president of Boston Scientific’s international operations. Mr. Corbett currently serves on the board of directors of ev3 Inc., Alsius Corporation, Inc. and TherOx, Incorporated, all privately held companies. Mr. Corbett holds a B.S. in Business Administration from Kansas University.

Mr. Emmitt has been a director of the Company since July 2001. He has been a Managing Director of the Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. He currently serves on the board of directors of American Medical Systems Holdings, Inc. and Wright Medical Group, Inc., both publicly held companies. He is a director of BioSET, Inc., Incumed, Inc, OsteoBiologics, Inc., Solarant Medical, Inc., Velocimed, Inc., Tepha, Inc. and ev3 Inc., all privately held companies. He served as a director of Xomed Surgical Products, Inc. from April 1994 to November 1999.

Mr. Spencer has been a director of the Company since May 31, 2001. He also serves on the board of directors of ev3 Inc. and several development stage medical device companies. From 1995 until 1999, Mr. Spencer was a member of the board of directors of Boston Scientific Corporation. Prior to this, from 1982 until 1995, Mr. Spencer was the Chairman of the Board and Chief Executive Officer of SciMed Life Systems.

Mr. Randall has been a director of the Company since July 2002. Mr. Randall has been the president and chief executive officer of TranS1, Inc., a developer of minimally invasive devices used to treat lower back pain, since June 2002. From June 2000 to June 2002, Mr. Randall served as President and Chief Executive Officer of Incumed, Inc., and was President, Chief Executive Officer and a director of Innovasive Devices, Inc. from January 1994 to February 2000. Mr. Randall served as President and Chief Executive Officer of Conceptus, Inc. from December 1992 to July 1993 and Chief Financial Officer from December 1992 to January 1995. Mr. Randall served as President and Chief Executive Officer of Target Therapeutics, Inc. from June 1989 to May 1993 and was a director of Target Therapeutics from June 1989 to April 1997. Prior to joining Target Therapeutics, Mr. Randall served in various capacities with Trimedyne, Inc., Baxter Healthcare and the U.S.C.I. Division of C.R. Bard, Inc. Mr. Randall currently also serves as a director of Conceptus, Inc. and Endocardial Solutions, Inc., both publicly held companies. Mr. Randall holds a B.A. in Biology and Science Education from State University College of New York at Buffalo.

Mr. Wallace is a founder of the Company and served as Chief Executive Officer, President and a director from the Company’s formation in June 1993, until December 2000. He served as the Chairman of the Board of Directors from December 2000 until January 2002. Mr. Wallace has served as President and Chief Executive Officer of Sub-Q, Inc., a developer of vascular and biopsy closure devices, since January 2001. From 1989 to 1993, Mr. Wallace was with Applied Medical Resources, holding a number of positions, including General Manager of its Applied Vascular and Applied Urology Divisions. Applied Medical Resources is a manufacturer of specialty surgical products used in general, vascular and urologic surgery. From 1986 to 1989, Mr. Wallace was Vice President of Marketing and Sales for Vaser, Inc., a laser angioplasty company with peripheral and coronary laser angioplasty systems. From 1980 to 1986, Mr. Wallace held various positions in sales, sales management, marketing and marketing management at Edwards Laboratories, a division of American Hospital Supply and later Baxter International. Mr. Wallace is a director of Sub-Q, Inc. and TranS1, Inc., each a privately held company. Mr. Wallace holds a B.S. in Marketing from Arizona State University.

Ms. Weatherman has been a director of the Company since July 2001. She is a Managing Director of Warburg Pincus LLC where she has been a member of the health care group since 1988. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman currently serves on the board of directors of American Medical Systems Holdings, Inc., Kyphon and Wright Medical Group, publicly held companies, as well as of ev3, Bacchus Vascular, SpineCore, Solarant Medical and Velocimed, all privately-held companies.

Mr. Wilder joined the Company in September 2002 as President, and became Chief Executive Officer in October 2002. From 1991 until 2002, he served at Medtronic, Inc., a medical device company, most recently as vice president and general manager of its endovascular stent grafts division from 2001 until 2002. From 1991 until 2000 while at Medtronic, he held a variety of finance, business development and operations positions at U.S. and international locations, including Hong Kong, Belgium and The Netherlands. He earned a bachelor’s degree in economics from Stanford University and a master’s degree in management from Northwestern University’s J.L. Kellogg Graduate School of Management.

BOARD MEETINGS AND ATTENDANCE

The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 2003. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served, held during the period they were a member of the Board. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Compensation Committee, and a Special Independent Committee.

Audit Committee. The Audit Committee is comprised of two (2) directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Richard Emmitt and Dale Spencer, each of whom satisfies the independence and financial literary standards established by the Securities and Exchange Commission and the NASDAQ National Market. The Company’s Board of Directors has determined that Mr. Spencer qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also selects the Company’s independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee held five meetings during the fiscal year ended December 31, 2003.

Compensation Committee. The Compensation Committee is comprised of two (2) directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are James Corbett and Elizabeth Weatherman. The functions of the Compensation Committee include establishing officer and employee compensation and administering the Company’s equity compensation plans. The Compensation Committee held six meetings during the fiscal year ended December 31, 2003.

Special Independent Committee. The Special Independent Committee is comprised of George Wallace and Richard D. Randall, neither of whom are officers of the Company or affiliates of ev3 LLC, Micro Investment or ev3 Inc. The Special Independent Committee reviews and analyzes contracts and arrangements between or among the Company and Micro Investment, ev3 International and ev3. The Special Independent Committee held ten meetings during the fiscal year ended December 31, 2003.

Nominating Processes. The Company does not have a separate nominating committee or committee performing similar functions. The Company is contractually obligated to permit Micro Investment to nominate four of the nominees, constituting a majority of the Board of Directors.

Pursuant to the terms of a May 25, 2001 securities purchase agreement between Micro Investment and the Company, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company, it is entitled to nominate four members of the Company’s Board of Directors. Micro Investment currently holds 58.57% of the outstanding shares of the Company. Micro Investment’s Board nominees are Dale A. Spencer, Elizabeth H. Weatherman and Richard B. Emmitt.

The Board will consider stockholder recommendations for directors sent to the Board, c/o Chief Executive Officer, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618. Stockholder recommendations for directors should include: (1) the name and address of the stockholder recommending the person to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company, including the number of shares held and the period of holding, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act, and (5) the consent of the recommended nominee to serve as a director of the Company if so elected.

The Board considers the following minimum criteria when reviewing a director nominee:

•	director candidates must have the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	director candidates must be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•	director candidates must possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	director candidates must have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	director candidates must have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The Board screens the candidates, does reference checks, prepares a biography for each candidate for the Board to review and conducts interviews. The Board and the Company’s Chief Executive Officer interview candidates that meet the criteria, and the Board selects nominees that best suit the Board’s needs. The Board will not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. All of the nominees for director in this proxy statement are standing for re-election. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.

As a result of Micro Investment owning 58.57% of the Company’s outstanding common stock, and together with its affiliates, owning approximately 70% of the Company’s outstanding common stock, the Company qualifies as a “Controlled Company” pursuant to Nasdaq Marketplace Rule 4200 and is therefore exempt from certain independence and other requirements relating to the Board of Directors, Compensation Committee and Nominating Committee.

Communications with the Board of Directors. The Board of Directors provides a process for stockholders to send communications to the Board. Stockholders can send communications to the Board, or an individual director, by sending an e-mail to boardofdirectors@1mti.com. All e-mails sent to this address are sent directly to all Board members. The Company does not have a policy with respect to director attendance at annual meetings of the Company’s stockholders. Historically, other than employees of the Company, no more than one or two stockholders have attended the Company’s annual meetings. No Board members attended the Company’s annual meeting in 2003.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer. Interested parties may request a copy of this code of ethics, which consists of the “Additional Policies for Chief Executive Officer and Senior Financial Officers” section of the Code of Ethics and Conduct that applies to employees generally, free of charge, by delivering a written request addressed to the Chief Financial Officer, Micro Therapeutics, Inc. 2 Goodyear, Irvine, California 92618. The Company will disclose any amendments to the code of ethics and any waivers from the code of ethics for directors and executive officers by posting such information on its website at www.1mti.com.

OTHER EXECUTIVE OFFICERS

The other current executive officers of the Company are as follows:

Mr. Harold Hurwitz, 52, joined the Company in December 1997 as Chief Financial Officer. From May 1997 until joining the Company, Mr. Hurwitz was Chief Financial Officer of Opal Concepts, Inc., a privately held company in the haircare industry. From February 1997 through April 1997, Mr. Hurwitz was a partner with Scott, Bankhead & Co., a certified public accounting firm. From September 1974 to October 1996, Mr. Hurwitz was an employee and partner with Coopers & Lybrand L.L.P., a certified public accounting firm. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

Mr. Earl Slee, 44, joined the Company in April 1998 as Vice President, Research and Development. In October 2002, he also became a Managing Director of Dendron GmbH, a wholly-owned subsidiary of the Company and in July 2003, he was also named Vice President, Operations. From August 1995 until 1998, Mr. Slee was Vice President Research and Development with Aequitron Medical, Inc., a manufacturer of portable respiratory care devices. From June 1992 until August 1995, Mr. Slee was Director of Engineering with Instromedix, a manufacturer of portable EKG monitors. From 1978 to 1992, Mr. Slee held various engineering and management positions with Pfizer, Welch Allyn and Hughes Aircraft Co. Mr. Slee holds an M.B.A. from the Tuck School of Business, Dartmouth College, an MSEE from San Diego State University, and a B.A. in Physics from the University of California, San Diego.

Mr. Thomas Fogarty, 45, joined the Company in October 2002 as Vice President, Sales, Marketing and Business Development. From June 1997 to February 2001, he served as Vice-President, U.S. Sales and Global Marketing for the Vascular Systems Division of Edwards Lifesciences. From May 2001 until June 2002, Mr. Fogarty provided business consulting services for several cardiovascular and interventional cardiology companies. He has also held senior level sales and marketing positions with Baxter Healthcare and Medtronic, Inc. Mr. Fogarty holds a B.S. degree in business management from California Polytechnic University, Pomona and an M.B.A. from Pepperdine University.

Ms. Amy Walters, 36, joined the Company in December 2002 as Vice President, Quality Assurance, Regulatory Affairs, & Clinical Affairs. From July 1999 until December 2002, Ms. Walters served as Director, Clinical and Regulatory Affairs for Biosense Webster, Inc., a Johnson & Johnson company. From January 1996 until July 1999, she was employed with Smith & Nephew, Inc., Endoscopy Division, where from 1997 though July 1999 she served as Group Manager, Regulatory Affairs, Clinical Affairs and Quality Assurance. Ms. Walters holds a B.A. in history and science from Harvard University.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned during the three fiscal years ended December 31, 2001, 2002 and 2003 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 2003 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	All Other Comp. ($)(1)
Thomas C. Wilder, III(2)	2003	250,000	80,000		90,000	69,238	(4)
President and Chief Executive	2002	81,948	92,423	(3)	250,000	2,584	(4)
Officer	2001	—	—		—	—

Harold Hurwitz	2003	183,164	41,769		50,000
Chief Financial Officer	2002	178,500	24,098		—	—
	2001	178,827	24,990		30,000	—

Earl Slee	2003	188,556	54,466		55,000
Vice President — Research and	2002	183,750	34,543		75,000	—
Development	2001	184,086	31,237		30,000	—

Thomas Fogarty(5)	2003	185,000	49,948		45,000	—
Vice President — Sales and Marketing	2002	7,115	35,903	(6)	100,000	—
	2001	—	—		—	—

Amy Walters(7)	2003	175,000	47,247		40,000	—
Vice President — Quality Assurance,	2002	6,731	54,365	(8)	100,000	—
Regulatory Affairs & Clinical Affairs	2001	—	—		—	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer’s salary and bonus.

(2)	Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002.

(3)	Includes $74,226 paid to Mr. Wilder as a signing bonus.

(4)	Reflects amounts paid for relocation costs.

(5)	Mr. Fogarty was named as the Company’s Vice President, Sales, Marketing and Business Development on October 7, 2002.

(6)	Includes $28,924 paid to Mr. Fogarty as a signing bonus.

(7)	Ms. Walters was named as the Company’s Vice President — Quality Assurance, Regulatory Affairs & Clinical Affairs on December 16, 2002.

(8)	Includes $53,200 paid to Ms. Walters as a signing bonus.

OPTION MATTERS

Option Grants. The following table sets forth certain information concerning grants of options to each of the Company’s Named Executive Officers during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share)	Expiration Date
Thomas Wilder	90,000	12%	$5.40	7/29/2013
Harold Hurwitz	50,000	7%	$2.50	5/5/2013
Earl Slee	55,000	7%	$5.40	7/29/2013
Thomas Fogarty	45,000	6%	$3.58	11/6/2013
Amy Walters	40,000	5%	$3.58	11/6/2013

(1)	Options to purchase an aggregate of 763,000 shares of common stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 2003.

Aggregate Option Exercises in Last Fiscal Year. The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2003. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s common stock, which was $3.23 per share.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Wilder	92,708	247,292	83,333	182,751
Harold Hurwitz	143,271	54,854	7,292	42,708
Earl Slee	185,604	114,521	21,875	53,125
Thomas Fogarty	30,105	114,895	29,167	70,833
Amy Walters	25,833	114,167	25,000	75,000

EMPLOYMENT AND SEVERANCE AGREEMENTS

On September 3, 2002, the Company entered into an employment agreement with Thomas Wilder, who was named as the Company’s President on September 3, 2002 and who became its Chief Executive Officer on October 31, 2002. Pursuant to the terms of the agreement, Mr. Wilder shall receive a base salary of $250,000 per year, as well as a bonus of up to 40% of his base salary, based upon performance relative to goals set for the Company and for Mr. Wilder. Pursuant to the terms of the agreement, Mr. Wilder also received a one time signing bonus of $50,000, net of tax benefits paid to Mr. Wilder of $24,226, and received reimbursement for relocation costs of $71,822. Both the signing bonus and the relocation expense reimbursement were subject to repayment to the Company if Mr. Wilder’s employment had ceased due to termination or resignation within one year following the start of his employment. Additionally, Mr. Wilder will be entitled to six months salary as severance if his employment is terminated by the Company other than for cause or pursuant to a layoff.

DIRECTORS’ FEES

George Wallace and Richard D. Randall, who are non-employee directors and are members of the Special Independent Committee of the Board of Directors, are compensated for their services as follows: $2,000 per month plus $1,000 for each full day or $500 for each partial day devoted to their positions as members of the Special Independent Committee. Members of the Board of Directors who are employees of the Company or who are affiliates of Micro Investment do not receive cash compensation for their services on the Board of Directors. All directors are reimbursed for certain expenses incurred for meetings of the Board of Directors and committees of the Board of Directors that they attend. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company’s 1996 Stock Incentive Plan. Currently, each non-employee director receives an initial grant of an option to purchase 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of an option to purchase 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 2003, Mr. Emmitt, Mr. Spencer, Mr. Corbett, Mr. Wallace, Mr. Randall and Ms. Weatherman were each granted an option to purchase 4,000 shares pursuant to their reelection to the Board of Directors in May 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2003.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of April 13, 2004 regarding the beneficial ownership of the Company’s common stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
ev3 LLC(3)	24,336,759	58.7%
Micro Investment, LLC(4)	24,336,759	58.7%
Warburg, Pincus Equity Partners, L.P.(5)	28,670,277	69.2%
Austin W. Marxe and David M. Greenhouse(6)	2,143,871	5.1%
James Corbett(7)	69,000	*
Richard B. Emmitt(8)	24,836,283	59.9%
Thomas G. Fogarty(9)	48,230	*
Harold Hurwitz(10)	168,365	*
Richard D. Randall(11)	44,722	*
Earl Slee(12)	214,775	*
Dale A. Spencer(13)	17,000	*
George Wallace(14)	473,594	1.1%
Amy Walters(15)	41,250	*
Elizabeth H. Weatherman(16)	28,687,277	69.2%
Thomas C. Wilder, III(17)	130,397	*
All executive officers and directors as a group (11) persons)(18)	30,394,134	71.7%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of April 13, 2004 are deemed outstanding for computing the percentage of the person holding such options, warrants and convertible securities but are not deemed outstanding for computing the percentage of any other person. 41,427,671 shares of common stock of the Company were outstanding as of April 13, 2004.

(3)	Represents shares beneficially owned by ev3 LLC by virtue of it being the sole member of Micro Investment, LLC. Based on information set forth in a Schedule 13D/A, filed with the Securities and Exchange Commission on February 3, 2004. The address of ev3 LLC, is c/o ev3 Inc., 4600 Nathan Lane North, Plymouth, Minnesota 55442.

(4)	Represent shares owned directly by Micro Investment, LLC. Based on information set forth in a Schedule 13D/A filed with the Securities and Exchange Commission on February 3, 2004. The address of Micro Investment, LLC, is c/o Warburg Pincus & Co., 466 Lexington Avenue, New York, New York 10017.

(5)	Warburg, Pincus Equity Partners, L.P. (“WPEP”), including three affiliated partnerships, controls approximately 77% of the voting power of ev3 LLC. By virtue of its control of ev3 LLC, WPEP may be deemed to beneficially own the shares of common stock beneficially owned by ev3 LLC. Warburg Pincus & Co., a New York general partnership, is the sole general partner of WPEP. WPEP is managed by Warburg Pincus LLC, a Delaware limited liability company. WPEP, Warburg Pincus & Co. and Warburg Pincus LLC each disclaim beneficial ownership of all of the shares beneficially owned by ev3 LLC. The address of each of WPEP, Warburg Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(6)	Represents 1,613,879 shares of common stock owned by Special Situations Fund III, L.P. and 530,019 shares of common stock owned by Special Situations Cayman Fund, L.P. Based on information set forth in a Schedule 13-G filed with the Securities and Exchange Commission on February 17, 2004. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. The address of Messrs. Marxe and Greenhouse is c/o Special Situation Funds, 153 East 53rd Street, New York, New York 10022.

(7)	Includes 61,500 shares subject to options held by Mr. Corbett exercisable within 60 days of April 13, 2004.

(8)	Mr. Emmitt is a general partner of The Vertical Group, L.P., a Delaware limited partnership, the sole general partner of Vertical Fund I, L.P., a Delaware limited partnership (“VFI”), and Vertical Fund II, L.P., a Delaware limited partnership (“VFII”). VFI and VFII are members of ev3 LLC, which wholly owns Micro Investment, LLC. Mr. Emmitt may be deemed to be the beneficial owner of the 24,336,759 shares of the Company’s common stock owned by Micro Investment, LLC, although he disclaims beneficial ownership of those shares. All shares indicated as owned by Mr. Emmitt (except for 17,000 shares subject to options) are included because of his affiliation with VFI, VFII, The Vertical Group, L.P., ev3 LLC and Micro Investment, LLC. Mr. Emmitt disclaims beneficial ownership of all shares owned by VFI, VFII and The Vertical Group, L.P. Mr. Emmitt’s beneficial ownership computation includes 17,000 shares subject to options held by Mr. Emmitt exercisable within 60 days of April 13, 2004.

(9)	Consists of 48,230 shares subject to options held by Mr. Fogarty exercisable within 60 days of April 13, 2004.

(10)	Includes 153,542 shares subject to options held by Mr. Hurwitz exercisable within 60 days of April 13, 2004.

(11)	Consists of 44,722 shares subject to options held by Mr. Randall exercisable within 60 days of April 13, 2004.

(12)	Includes 203,146 shares subject to options held by Mr. Slee exercisable within 60 days of April 13, 2004.

(13)	Consists of 21,000 shares subject to options held by Mr. Spencer exercisable within 60 days of April 13, 2004.

(14)	Includes 210,191 shares subject to options held by Mr. Wallace exercisable within 60 days of April 13, 2004.

(15)	Consists of 41,250 shares subject to options held by Ms. Walters exercisable within 60 days of April 13, 2004.

(16)	Represents shares that may be deemed to be beneficially owned by WPEP. Warburg Pincus & Co., a New York general partnership, is the sole general partner of WPEP. Warburg Pincus LLC, a Delaware limited liability company, manages WPEP. Ms. Weatherman is a general partner of Warburg Pincus & Co. and a managing director and member of Warburg Pincus LLC. All shares indicated as owned by Ms. Weatherman (except for 17,000 shares subject to options) are included because of her affiliation with WPEP, Warburg Pincus & Co. and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares owned by WPEP, Warburg Pincus & Co. and Warburg Pincus LLC. Ms. Weatherman’s beneficial ownership computation includes 17,000 shares subject to options held by Ms. Weatherman exercisable within 60 days of April 13, 2004.

(17)	Consists of 128,125 shares subject to options held by Mr. Wilder exercisable within 60 days of April 13, 2004.

(18)	Includes directors’ and executive officers’ shares, including shares subject to options exercisable within 60 days of April 13, 2004. Does not include 24,336,759 shares which are beneficially owned by Mr. Emmitt as a result of his affiliation with Micro Investment and are otherwise included as beneficially owned by Ms. Weatherman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company manufactures products for sale to Sub-Q, Inc., a privately-held business whose President and Chief Executive Officer, George Wallace, is a member of the Company’s Board of Directors. Sales to Sub-Q, Inc., were $93,375 in 2002 and $14,194 in 2003.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group, which resulted in Micro Investment owning 50.24% of the outstanding shares of the Company’s common stock. Pursuant to the terms of the securities purchase agreement, the Company is obligated to nominate and use its best efforts to cause to be elected and to remain as a director on the Board of Directors, (a) one person designated by Micro Investment, as long as Micro Investment owns at least 5%, but less than 10% of the outstanding shares of common stock of the Company, (b) two persons designated by Micro Investment, as long as Micro Investment owns at least 10%, but less than 20% of the outstanding shares of common stock of the Company, (c) three persons designated by Micro Investment, as long as Micro Investment owns at least 20%, but less than 30% of the outstanding shares of common stock of the Company, and (d) four persons designated by Micro Investment, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company. In addition, securities purchase agreement provides that for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, at least one of the members of the Company’s Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board. Micro Investment’s Board of Director designees are Dale A. Spencer, Elizabeth H. Weatherman and Richard B. Emmitt. Additionally, pursuant to the terms of the securities purchase agreement, Micro Investment has a right to participate in future sales by the Company of its equity securities based upon the percentage ownership in the Company at the time of the sale, except in certain limited circumstances.

On September 3, 2002, the Company entered into a definitive securities purchase agreement pursuant to which Micro Investment agreed to lead a two-stage private placement of newly issued common stock of the Company, either as the sole or as a participating investor, for an aggregate purchase price of $30,000,000. Additional investors, including Harold Hurwitz, the Company’s Chief Financial Officer, subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase. The transaction consisted of a two-stage private placement. The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 newly issued shares of the Company’s common stock to the investors at a purchase price of $2.083 per share. The second stage, which closed on February 20, 2003, involved the sale of 10,345,905 newly issued shares of the Company’s common stock at a purchase price of $2.083 per share.

On December 4, 2003, the Company entered into a note purchase agreement whereby it sold $17,000,000 in aggregate principal amount of exchangeable promissory notes that were sold to certain institutional investors, including investors who are members of, or affiliated with members of ev3 LLC, the sole owner of Micro Investment, who purchased $13,000,000 in aggregate principal amount of the notes. On January 30, 2004, the notes were exchanged into 6,296,565 shares of the Company’s common stock, which was determined by dividing (i) the outstanding principal balance plus any accrued but unpaid interest on the notes at January 30, 2004 by (ii) $2.73. Immediately following the exchange of the notes into shares of common stock, Micro Investment and its affiliates owned approximately 70% of the Company’s outstanding common stock.

In addition to being the sole owner of Micro Investment, ev3 LLC is the sole owner of ev3 Inc. Of the seven members of the Company’s Board of Directors, four members, James M. Corbett, Dale A. Spencer, Richard B. Emmitt and Elizabeth H. Weatherman, directly or indirectly hold equity interests in ev3 LLC, sole owner of ev3 Inc. and Micro Investment LLC. In addition, James M. Corbett, who became Chairman of the Company’s Board of Directors in January 2002 and the Company’s acting President and Chief Executive Officer from April 2002 through October 2002 is the President and Chief Executive Officer of ev3 LLC and ev3 Inc.; the remaining three individuals are directors of ev3 Inc.

In April 2002, the Company and ev3 International, Inc. signed a Lease and Support Services Agreement, under which the Company provides ev3 International with office space and certain facility-related and administrative services in exchange for a fee. The agreement has a three-year term and may be renewed for an additional two years. The fee is to be annually recalculated, based on the square footage utilized by ev3 International and the Company’s budgeted facility costs. The Company also charges ev3 International for the cost of one administrative employee.

In September 2002, the Company entered into a Master Services Agreement with ev3 Inc., under which ev3 Inc. installed the Company’s primary information systems and renders information technology support services.

Effective as of December 31, 2002, the Company entered into a distribution support services agreement with ev3 Inc. whereby ev3 Inc. assumed responsibility for inventory management, customer service, and administrative tasks in connection with the sales and marketing of the Company’s peripheral vascular product line in the U.S. and Canada. Under the agreement, the Company was charged a fee based on a fixed percentage of gross end-customer sales of applicable products. The agreement was replaced in April 2003 by a distribution agreement with ev3 Inc., described below.

In June 2003, the Company and ev3 Inc. entered into a distribution support services agreement under which ev3 Inc. performs inventory and administrative services with respect to certain finished goods inventory of the Company’s products. Under the terms of the agreement, ev3 Inc. charges the Company a fee based on a fixed percentage of gross end-customer sales realized by the Company from sales of such products.

In November 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provided product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company had no existing third-party distributor for its products, and distributor management services in certain countries outside the US and Canada where the Company had an existing third-party distributor for its products. ev3 International commenced its activities with respect to the Company’s products in the first quarter of 2002.

ev3 International’s product promotion, marketing and sales solicitation activities have been performed by its sales force, under the direction of a committee chaired by the Company’s Vice President, Marketing and Sales. The Company has paid ev3 International a fee for such services, initially amounting to 105% of ev3 International’s cost for maintaining the sales force. Under the terms of the sales representative agreement, the Company and ev3 International established a budgeted breakeven point based on estimated sales of the Company’s products in territories served by the sales force, related cost of sales and sales force costs. Upon reaching this breakeven point, which was reached in July 2003, the fee to be paid by the Company to ev3 International was to be adjusted, on a retrospective basis to January 1 in each year in which the breakeven point was reached, and was to be calculated as ev3 International’s cost for maintaining the sales force plus 10% of sales of the Company’s products in territories served by the sales force. In addition, ev3 International has charged the Company a fee for all general and administrative services at an amount agreed upon by the parties at the beginning of each year of the agreement based on ev3 International’s estimated annual expenditures for such services and its estimate of the percentage of such services to be used by the Company. The Company also was charged a distributor management fee of 10% of sales to third-party distributors with respect to whom ev3 International performs such services, which commenced in 2002.

Effective August 1, 2003, the Company and ev3 International entered into an amended and restated sales representative agreement, which superceded the November 2001 agreement described above. Under the terms of the August 2003 agreement, ev3 International’s activities are the same as those described above, however, as consideration for such services, the Company is charged a fee based on a fixed percentage of revenues the Company realizes from sales of products in territories in which ev3 International maintains sales representatives, and a fee based on a fixed percentage of sales to third party distributors with respect to whom ev3 International performs distributor management services. All other fees described above in connection with the November 2001 agreement were discontinued as a result of the execution of the August 2003 agreement.

Fees charged by ev3 Inc. and ev3 International to the Company under the terms of the agreements described above aggregated $4,818,000 and $6,481,000 in 2002 and 2003, respectively.

In April 2003, the Company and ev3 Inc. entered into a distribution agreement, which superseded the December 2002 distribution support services agreement described above. Under the terms of the agreement, ev3 Inc.

purchases peripheral vascular products from the Company at a fixed percentage of the actual sales prices realized by ev3 Inc. from end-user customers. The Company’s collection of payment from ev3 Inc. for such purchases is fixed by the terms of the agreement, and is not contingent upon ev3 Inc.’s collections from its customers.

In June 2003, the Company entered into separate distribution agreements with ev3 K.K. (Japan) and ev3 Canada, Inc., both wholly owned subsidiaries of ev3 Inc. (collectively, the “ev3 subsidiaries”). Under the terms of such distribution agreements, both of the ev3 subsidiaries purchase peripheral and neuro vascular products from the Company at a fixed percentage of the actual sales prices realized by the ev3 subsidiaries from end-user customers.

The Company believes that all of the transactions set forth above in this section were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-President and Chief Executive Officer, who, at that time, was also Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company and owner of a 1.2% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company in July 10, 2002, and collateralized by the residence. The loan was repaid to the Company from the proceeds of the sale of the residence in October 2002. Mr. Corbett resigned as President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett continued as the Company’s Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO

INCREASE THE NUMBER OF SHARES THEREUNDER FROM 400,000 TO 650,000 SHARES

The Board of Directors adopted and the stockholders of the Company originally approved the Employee Stock Purchase Plan in July 1996. The purposes of the Employee Stock Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company’s common stock by permitting them to purchase shares at a discount through payroll deductions. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. At the time of its adoption, the Employee Stock Purchase Plan authorized the sale of up to 100,000 shares of common stock. In April 1998, the Board of Directors amended the Employee Stock Purchase Plan, subject to stockholder approval, which was obtained in May 1998, to increase the authorized number of shares of common stock issuable under the Employee Stock Purchase Plan to 150,000 shares and to reserve the additional shares for issuance thereunder. In April 1999, the Board of Directors amended the Employee Stock Purchase Plan, subject to stockholder approval, which was obtained in May 1999, to increase the authorized number of shares of common stock issuable under the Employee Stock Purchase Plan to 200,000 shares and to reserve the additional shares for issuance thereunder. In September 2002, the Board of Directors amended the Employee Stock Purchase Plan, effective with an adoption date of June 2002, subject to stockholder approval, which was obtained in February 2003, to increase the authorized number of shares of common stock issuable thereunder to 400,000 shares and to reserve the additional shares for issuance thereunder. Subject to approval by the Company’s stockholders, an amendment to the Employee Stock Purchase Plan was approved by the Board of Directors in February 2004, to increase the authorized number of shares of common stock issuable thereunder by 250,000 shares and to reserve the additional shares for issuance thereunder, bringing the total number of shares of common stock subject to the Employee Stock Purchase Plan to 650,000. As of April 13, 2004, there were 30,819 shares remaining available for sale under the Employee Stock Purchase Plan.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Officers of the Company are eligible to participate in the Employee Stock Purchase Plan, and have a substantial direct interest in the approval of the amendment to the Employee Stock Purchase Plan.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to the Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the Employee Stock Purchase Plan to add 250,000 shares of common stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER BY 250,000.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

The principal features of the Employee Stock Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Employee Stock Purchase Plan itself. Copies of the Employee Stock Purchase Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

Administration

The Employee Stock Purchase Plan may be administered by either the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors has delegated administration of the Employee Stock Purchase Plan to the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors, who are not eligible to participate in the Employee Stock Purchase Plan. Subject to the provisions of the Employee Stock Purchase Plan, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the Employee Stock Purchase Plan.

Eligibility

Every employee of the Company who customarily works more than 20 hours per week will be eligible to participate in offerings made under the Employee Stock Purchase Plan if on the offering date such employee has been employed by the Company for at least 90 days. Employees of any present or future subsidiary of the Company may also participate in the Employee Stock Purchase Plan. An employee may not participate in an offering under the Employee Stock Purchase Plan if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. As of April 13, 2004, 147 persons were eligible to participate in the Employee Stock Purchase Plan.

Purchase of Shares

The two annual offerings under the Employee Stock Purchase Plan commence on the January 1 and July 1 grant dates and each offering continues until the end of the six-month offering period ending on the last day of such period.

Eligible employees who elect to participate in an offering purchase shares of common stock through regular payroll deductions in an amount designated by the employee not to exceed 20% of such employee’s compensation. For this purpose, “compensation” means the amount indicated on the Form W-2 issued to the employee by the Company, including any election deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. Shares of common stock are purchased automatically on the purchase date for each six-month offering period, which is the last day of each offering period, at a price equal to 85% of the fair market value of the shares on the January 1 or July 1 grant date or 85% of the fair market value of the shares as of the purchase date, whichever is lower. A participant may withdraw from an offering at any time prior to the purchase date and receive a refund of his payroll deductions, without interest. A participant’s rights in the Employee Stock Purchase Plan are nontransferable other than on the death of the participant. The Employee Stock Purchase Plan is administered in a manner designed to ensure that any affiliate participant’s commencement or discontinuation of participation in the Employee Stock Purchase Plan or increase or decrease of payroll deductions is effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

No employee may purchase any stock under the Employee Stock Purchase Plan if immediately after the purchase (1) the employee would own shares or hold outstanding options to purchase shares under the Employee Stock Purchase Plan, together with all other plans of the Company and its subsidiaries, possessing 5% or more of the total combined voting power of all classes of shares of the Company, (2) the purchase would permit the employee’s right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000, based on the fair market value of such shares determined as of the grant date, for any calendar year in which the right is outstanding at any time, or (3) the number of shares purchasable by the employee on the last day of each of the two annual purchase periods would exceed 2,500 shares.

The Board of Directors may at any time amend, suspend or terminate the Employee Stock Purchase Plan; provided that any amendment that would (1) increase the aggregate number of shares authorized for sale under the Employee Stock Purchase Plan (except pursuant to adjustments provided for in the Employee Stock Purchase Plan), (2) change the standards of eligibility for participation, or (3) materially increase the benefits which accrue to participants under the Employee Stock Purchase Plan, are not effective unless approved by the stockholders within 12 months of the adoption of such amendment by the Board of Directors. Unless previously terminated by the Board of Directors, the Employee Stock Purchase Plan will terminate on February 18, 2007 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

NEW PLAN BENEFITS

The Company believes that the benefits or amounts that have been received or will be received by any participant under the Employee Stock Purchase Plan cannot be determined.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options, warrants and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of December 31, 2003. The Company’s stockholder approved plans consist of the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, and the Employee Stock Purchase Plan, which is listed separately below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2003 (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2003 (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by security holders(2)	3,943,753	$4.9127	1,449,351
Employee Stock Purchase Plan approved by security holders	—	—	30,819
Equity compensation plans not approved by security holders	0	0	0
Total	3,943,753	$4.9127	1,480,170

(1)	The 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, in addition to providing for the issuance of options, warrants and rights, also provide for the issuance of restricted stock awards and unrestricted stock awards up to the number of remaining shares authorized under such plans as set forth in column (c) above.

(2)	Represents shares available under the 1996 Stock Incentive Plan. The 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan expired by its terms in 2003 and no further options, rights or restricted stock awards may be granted under such plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The affirmative vote of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote will be required to approve this proposal.

PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since its fiscal year ended December 31, 1996. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

The total fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s report on Form 10-KSB and the reviews of the Company’s unaudited consolidated financial statements included in the Company’s reports on Form 10-QSB, and services that are normally provided by the Company’s auditor in connection with the Company’s statutory and regulatory filings or engagements were $499,000 for the year December 31, 2003 and $363,000 for the year ended December 31, 2002. Included in audit fees for 2003 and 2002 were $351,000 and $198,000, respectively, for audits of the financial statements of Dendron GmbH for the year ended December 31, 2001 and the nine months ended September 30, 2002, for inclusion in non-recurring regulatory filings required in connection with the Company’s acquisition of Dendron.

AUDIT-RELATED FEES

The total fees billed by the Company’s principal auditor related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above were $32,000 for the year ended December 31, 2003 and $77,000 for the year ended December 31, 2002. Such fees relate principally to technical research and consultation requested by the Company of the principal auditor in connection with the accounting and reporting treatment of certain transactions, both historical and proposed, as required by generally accepted accounting principles in the United States.

TAX FEES

The total fees billed by the Company’s principal auditor for professional services rendered by the Company’s principal auditor for tax compliance, tax advice, and tax planning were $40,000 for the year ended December 31, 2003 and $70,000 for the year ended December 31, 2002.

ALL OTHER FEES

The total fees billed by the Company’s principal auditor for all other services rendered were $18,000 for the year ended December 31, 2003 and $8,000 for the year ended December 31, 2002. In 2003 and 2002, such services consisted of preparation by the principal auditor of Forms 5500 for the Company’s employee benefit plans. Also, in 2002, such services consisted of due diligence procedures performed by the principal auditor at the Company’s request in connection with the Company’s acquisition of Dendron GmbH.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

PRE-APPROVAL POLICIES

The audit committee reviews and pre-approves all non-audit services to be performed by the Company’s independent auditors, PricewaterhouseCoopers LLP. Such pre-approval is on a project-by-project basis.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 will require the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director under the applicable rules of The Nasdaq National Market. The Board of Directors adopted a written charter for the Audit Committee on April 25, 2000. The Company operates with a January 1 to December 31 fiscal year.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and the members of the Audit Committee are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent auditors.

The Audit Committee held five meetings during fiscal 2003. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management, and the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audits. The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors during the 2003 fiscal year and in early 2004, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. When evaluating PricewaterhouseCoopers LLP’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Richard Emmitt

Dale Spencer

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2005 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 29, 2004, which is at least 120 calendar days prior to the anniversary of this year’s mailing date, in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2005 annual meeting of stockholders is March 14, 2005 (which is at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2005 annual meeting of stockholders.

The Company was not notified of any stockholder proposals to be addressed at the 2004 annual meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

April 26, 2004	Thomas C. Wilder, III

Chief Executive Officer and President

The Annual Report to stockholders of the Company for the fiscal year ended December 31, 2003 is being mailed concurrently with this proxy statement to all stockholders of record as of April 13, 2004. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY	MICRO THERAPEUTICS, INC.
Proxy Solicited by the Board Of Directors
Annual Meeting of the Stockholders – May 20, 2004

The undersigned hereby nominates, constitutes and appoints Thomas C. Wilder, III and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at the 2004 annual meeting of stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on May 20, 2004, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3.

1.	ELECTION OF DIRECTORS:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except as marked to the contrary below)		to vote for all nominees listed below

Election of the following nominees as directors: James Corbett, Richard Emmitt, Richard D. Randall, Dale A. Spencer, George Wallace, Elizabeth Weatherman, and Thomas C. Wilder, III.

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 250,000 SHARES:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

☐	FOR	☐	AGAINST	☐	ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

1

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

Date                                                              , 2004

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN

AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.